Exhibit 8.1

Subsidiaries and Equity Investments of the Company

The following table lists our consolidated subsidiaries and our percentage ownership as of December 31, 2011:

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Australia — Sydney	STMicroelectronics PTY Ltd	100
Belgium — Zaventem	ST-Ericsson Belgium N.V.	50
Belgium — Zaventem	Proton World International N.V.	100
Brazil — Sao Paulo	STMicroelectronics Ltda	100
Brazil — Sao Paulo	Incard do Brazil Ltda	50
Canada — Ottawa	STMicroelectronics (Canada), Inc.	100
China — Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
China — Beijing	ST-Ericsson Semiconductor (Beijing) Co. Ltd	50
China — Shanghai	STMicroelectronics (Shanghai) Co. Ltd	100
China — Shanghai	STMicroelectronics (Shanghai) R&D Co. Ltd	100
China — Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China — Shanghai	ST-Ericsson Semiconductor (Shanghai) Co. Ltd	50
China — Shanghai	Shanghai NF Semiconductors Technology Ltd	50
China — Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China — Shenzhen	STMicroelectronics (Shenzhen) Co. Ltd	100
China — Shenzhen	STMicroelectronics (Shenzhen) Manufacturing Co. Ltd	100
China — Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
Czech Republic — Prague	STMicroelectronics Design and Application s.r.o.	100
Czech Republic — Prague	ST-Ericsson s.r.o.	50
Finland — Lohja	ST-Ericsson OY	50
France — Crolles	STMicroelectronics (Crolles 2) SAS	100
France — Grenoble	STMicroelectronics (Grenoble 2) SAS	100
France — Grenoble	ST-Ericsson (Grenoble) SAS	50
France — Montrouge	STMicroelectronics S.A.	100
France — Paris	ST-Ericsson (France) SAS	50
France — Rousset	STMicroelectronics (Rousset) SAS	100
France — Tours	STMicroelectronics (Tours) SAS	100
Germany — Aschheim-Dornach	STMicroelectronics GmbH	100
Germany — Aschheim-Dornach	STMicroelectronics Application GmbH	100
Germany — Aschheim-Dornach	ST-NXP Wireless GmbH i.L.	50
Holland — Amsterdam	STMicroelectronics Finance B.V.	100
Holland — Amsterdam	STMicroelectronics Finance II N.V.	100
Holland — Amsterdam	STMicroelectronics International N.V.(1)	100
Holland — Eindhoven	ST-Ericsson B.V.	50
Holland — Eindhoven	ST-Ericsson Holding B.V.	50
Hong Kong — Hong Kong	STMicroelectronics LTD	100
India — Bangalore	NF Wireless India Pvt Ltd i.L.	50
India — New Delhi	STMicroelectronics Marketing Pvt Ltd	100
India — Noida	STMicroelectronics Pvt Ltd	100
India — Noida	ST-Ericsson India Pvt Ltd	50
Ireland — Dublin	NXP Falcon Ireland Ltd	50
Israel — Netanya	STMicroelectronics Ltd	100
Italy — Agrate Brianza	STMicroelectronics S.r.l.	100
Italy — Agrate Brianza	ST-Ericsson Srl	50
Italy — Aosta	DORA S.p.a.	100
Italy — Catania	CO.RI.M.ME.	100
Italy — Naples	STMicroelectronics Services S.r.l.	100
Italy — Torino	ST-POLITO Scarl	75
Japan — Tokyo	STMicroelectronics KK	100
Japan — Tokyo	ST-Ericsson KK	50
Korea — Seoul	ST-Ericsson Korea Ltd	50
Malaysia — Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia — Muar	STMicroelectronics SDN BHD	100
Malaysia — Muar	ST-Ericsson SDN BHD	50
Malta — Kirkop	STMicroelectronics (Malta) Ltd	100
Mexico — Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Morocco — Rabat	Electronic Holding S.A.	100
Morocco — Casablanca	STMicroelectronics S.A.S. (Maroc)	100
Morocco — Rabat	ST-Ericsson (Maroc) SAS	50
Norway — Grimstad	ST-Ericsson A.S.	50
Philippines — Calamba	STMicroelectronics, Inc.	100
Philippines — Calamba	ST-Ericsson (Philippines) Inc.	50
Philippines — Calamba	Mountain Drive Property, Inc.	20
Singapore — Ang Mo Kio	STMicroelectronics ASIA PACIFIC Pte Ltd	100
Singapore — Ang Mo Kio	STMicroelectronics Pte Ltd	100
Singapore — Ang Mo Kio	ST-Ericsson Asia Pacific Pte Ltd	50
Singapore — The Curie	Veredus Laboratories Pte Ltd	67
Spain — Madrid	STMicroelectronics Iberia S.A.	100
Sweden — Kista	STMicroelectronics A.B.	100
Sweden — Stockholm	ST-Ericsson A.B.	50
Switzerland — Geneva	STMicroelectronics S.A.	100
Switzerland — Geneva	INCARD SA	100
Switzerland — Geneva	INCARD Sales and Marketing SA	100
Switzerland — Geneva	ST-Ericsson SA	50
Switzerland — Geneva	ST New Ventures SA	100
Taiwan — Taipei	ST-Ericsson (Taiwan) Ltd	50
Thailand — Bangkok	STMicroelectronics (Thailand) Ltd	100
United Kingdom — Bristol	Inmos Limited	100
United Kingdom — Bristol	ST-Ericsson (UK) Ltd	50
United Kingdom — Marlow	STMicroelectronics Limited	100
United Kingdom — Marlow	STMicroelectronics (Research & Development) Limited	100
United Kingdom — Reading	Synad Technologies Limited	100
United States — Carrollton	STMicroelectronics Inc.	100
United States — Carrollton	ST-Ericsson Inc.	50
United States — Carrollton	Genesis Microchip Inc.	100
United States — Carrollton	Genesis Microchip (Delaware) Inc.	100
United States — Carrollton	Genesis Microchip LLC	100
United States — Carrollton	Genesis Microchip Limited Partnership	100
United States — Carrollton	Sage Inc.	100
United States — Carrollton	Faroudja Inc.	100
United States — Carrollton	Faroudja Laboratories Inc.	100
United States — Wilmington	STMicroelectronics (North America) Holding, Inc.	100
United States — Wilsonville	The Portland Group, Inc.	100

(1)	Created on December 31, 2011, and effective on January 1, 2012. See “Item 5. Operating and Financial Review and Prospects — Other Developments”.

The following table lists our principal equity investments and our percentage ownership as of December 31, 2011:

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Italy — Rome	3 Sun S.r.l.	33.3
South Korea — Yongin-si	ATLab Inc.	8.0
Switzerland — Geneva	ST-Ericsson AT SA	49.0